CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We consent to the reference to our firm under the caption "Interests of Experts and Counsel" in the Registration Statement on Form S-1 and related Prospectus of Eurogas, Inc. for the registration of 10,000,000 shares of common stock and to the use therein of our report dated March 31, 1998, with respect to the consolidated financial statements of Eurogas, Inc.
and Subsidiaries.


                                     /s/ Hansen, Barnett & Maxwell

                                     HANSEN, BARNETT & MAXWELL

  Salt Lake City, Utah
  July 21, 1998